Exhibit 3.1

BYLAWS, AS AMENDED,

OF

ADTRAN, INC.

ARTICLE I

OFFICES

Section 1.1 Location. The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent Certificate of Change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

Section 1.2 Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, and on such date and at such time as the Board of Directors may fix by resolution and as set forth in the notice of the meeting.

Section 2.2 Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board, by the Chief Executive Officer, by the President or by order of the Board of Directors. Special meetings of stockholders prescribed by law for the election of Directors shall be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary whenever required to do so pursuant to applicable law. Special meetings of stockholders shall be held on such date and at such time and at such place, if any, either within or without the State of Delaware, as shall be designated in the notice of meeting or by means of remote communication.  Except as otherwise provided in Section 3.4 with respect to the nomination of Directors, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 2.3 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting based upon the record date for such meeting determined pursuant to Section 5.8 (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law.

Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders entitled to vote at any meeting of stockholders or to vote in person or by proxy at any such meeting.

Section 2.4 Notice of Meeting. Except as otherwise prescribed by law, a notice of each meeting of stockholders, in the form of a writing or electronic transmission, shall be given by the Corporation, not more than sixty (60) nor less than ten (10) days before the date of such meeting, to each stockholder entitled to vote thereat, which notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to such stockholder at his or her address as the same appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

An affidavit of the Secretary, an Assistant Secretary or the transfer agent or other agent of the Corporation that notice has been duly given shall be evidence of the facts stated therein.

Section 2.5 Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments cause the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for stockholders entitled to vote at the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.

Section 2.6 Quorum. At any meeting of stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. If, however, such quorum shall not be present in person or represented at any meeting of stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.5, until a quorum shall be present or represented. At any such adjourned meeting at which there is a quorum present, any business may be transacted that might have been transacted at the meeting originally called. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of Directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote.

Section 2.7 Voting.

(a)General.  At any meeting of stockholders, each stockholder holding, as of the record date, shares of capital stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of capital stock held by such stockholder, as of the record date, as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

(b)Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization may be in a writing executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction of the proxy authorized by this Section 2.7(b) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation generally, sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

(c)Inspector.  The Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the person presiding at a meeting of stockholders may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of stockholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

Section 2.8 Action by Consent of Stockholders.

(a)Unless otherwise provided in the Certificate of Incorporation, whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation or these Bylaws, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation by delivery to its registered office in the State of Delaware, the Corporation’s principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Such delivery shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b)No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with this Section 2.8, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed by this Section 2.8.

(c)Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date, as provided for in Section 5.8(b).

Section 2.9  Nature of Business at Annual Meetings of Stockholders.

(a)At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting or proxy materials accompanying such notice (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of the delivery of the notice required by this Section 2.9 (the “Record Stockholder”). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (as so amended, and inclusive of rules and regulations adopted thereunder, the “Exchange Act”) or nominations properly made in accordance with Section 3.4 of these Bylaws) at an annual meeting of stockholders.

For business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) in the preceding paragraph of this Section 2.9(a), (i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with the notice procedures set forth in this Section 2.9, must be a stockholder of record of the Corporation at the time of the delivery of said notice and at the time of the meeting and must be entitled to vote at the meeting, (ii) any such business must be a proper matter for stockholder action under Delaware law, and (iii) the Record Stockholder and any Stockholder Associated Person (as defined in Section 2.9(d) below) must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws.  To be timely, a Record Stockholder’s notice must be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that subject to the immediately following sentence, in the event that the annual meeting is convened more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice as described above.  A Record Stockholder’s notice to the Secretary shall set forth or include, as the case may be, as to each matter the Record Stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business (and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the meeting;

(ii) the name and address of record of the Record Stockholder and any Stockholder Associated Person;

(iii) the class, series and number of shares of the Corporation which are owned beneficially or of record, directly or indirectly, by the Record Stockholder or any Stockholder Associated Person (and such notice shall include documentary evidence of such person’s record and/or beneficial ownership of such stock);

(iv) any material interest including, but not limited to, any direct or indirect financial interest, of the Record Stockholder or any Stockholder Associated Person in such proposed business;

(v) a reasonably detailed description of any agreement, arrangement or understanding (whether written or oral) that the Record Stockholder or any Stockholder Associated Person has with one another or with any other person in connection with such proposed business;

(vi) a reasonably detailed description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the Record Stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by the Record Stockholder or any Stockholder Associated Person;

(vii) a reasonably detailed description of any derivative positions, hedged positions, synthetic or temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions held or beneficially held by the Record Stockholder or any Stockholder Associated Person or to which the Record Stockholder or any Stockholder Associated Person is a party with respect to any stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Record Stockholder or any Stockholder Associated Person with respect to any stock of the Corporation;

(viii) a representation that the Record Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

(ix) a representation whether the Record Stockholder or any Stockholder Associated Person intends, or is part of a group which intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock reasonably believed by the Record Stockholder or Nominating Stockholder Associated Person to be sufficient to approve or adopt the proposal (such representation in this clause (ix), a “Solicitation Statement”).

A Record Stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9(a) shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting.

(b)Notwithstanding anything in these Bylaws to the contrary, no business (except for the election of Directors in accordance with the procedures set forth in Section 3.4 of these Bylaws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.9.  The chairperson of an annual meeting shall have the power to determine and declare to the meeting whether or not business was properly brought before the meeting in accordance with these provisions, and if he or she should determine that business was not properly brought before the meeting, to declare that such business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law or determined by the Board of Directors in its sole discretion, if the Record Stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c)This Section 2.9 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal brought properly under and in compliance with Rule 14a-8 under the Exchange Act or any nomination of any person for election to the Board of Directors (which such nomination shall be governed by Section 3.4 of these Bylaws). In addition to the requirements of this Section 2.9 with respect to any business proposed to be brought before an annual meeting, a stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.9 shall be deemed to affect the rights of stockholders to request inclusion in the Corporation’s proxy statement of proposals pursuant to Rule 14a-8 under the Exchange Act.

(d)For purposes of these Bylaws, the term “Stockholder Associated Person” shall include each of the following persons: (i) any beneficial owner or beneficial owners, if different than the Record Stockholder, on whose behalf the notice of business in this Section 2.9 is made, (ii) any person controlling, directly or indirectly, or acting in concert with the Record Stockholder or such beneficial owner, (iii) any associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such Record Stockholder, beneficial owner or person and (iv) any other participant in such solicitation (as described in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act).

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.

Section 3.2 Number of Directors. The Board of Directors of the Corporation shall consist of one or more members. The exact number of Directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors.

Section 3.3 Election. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, after the first meeting of the Corporation at which Directors are elected, Directors of the Corporation shall be elected each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a majority of votes cast at any meeting for the election of Directors at which a quorum is present; provided, however, that, Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation received a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth in Section 3.4(a) of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of this Section 3.3, a majority of votes cast shall mean that the number of shares of shares voted “for” a nominee’s election exceeded the number of shares voted “against” such nominee’s election. The voting on Directors at any such meeting shall be by written ballot unless otherwise provided in the Certificate of Incorporation.

Section 3.4 Nominations for Election to the Board of Directors.

(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors may be made at any meeting of stockholders called for the election of Directors by (i) the Board of Directors or any committee designated by the Board of Directors or (ii) any stockholder of the Corporation entitled to vote for the election of Directors at such meeting (a “Nominating Record Stockholder”) if the nomination by such stockholder is made in accordance with the procedures established by this Section 3.4.

For nominations to be properly brought before a meeting by a Nominating Record Stockholder, (a) the Nominating Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with the notice procedures set forth in this Section 3.4(a), must be a stockholder of the Corporation of record at the time of the delivery of said notice and at the time of the meeting and must be entitled to vote at the meeting for the election of Directors, and (b) the Nominating Record Stockholder and any Nominating Stockholder Associated Person (as defined in Section 3.4(c) below) must have acted in accordance with the representations set forth in the Nominating Solicitation Statement required by these Bylaws.  For the avoidance of doubt, the foregoing sentence shall be the exclusive means for a stockholder to propose nominations at a meeting of stockholders.  To be timely with respect to an annual meeting, a stockholder’s notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that subject to the next two sentences, in the event that the annual meeting is convened more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Nominating Record Stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for Director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day that a Nominating Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Nominating Record Stockholder’s notice required by this Section 3.4(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.  In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nominating Record Stockholder’s notice as described above.

A Nominating Record Stockholder’s notice to the Secretary shall set forth or include, as the case may be:

(A)as to each person whom the Nominating Record Stockholder proposes to nominate for election or re-election as a Director (a “nominee”), (i) the name of such nominee, (ii) the age, business address and residence address of such nominee, (iii) the principal occupation or employment of such nominee, (iv) the class, series and number of shares of the Corporation which are beneficially owned or owned of record, directly or indirectly, by such nominee, (v) a reasonably detailed description of all arrangements, understandings or relationships with respect to the nomination (whether written or oral) between or among the nominee, the Nominating Record Stockholder and any Nominating Stockholder Associated Person, any of their respective affiliates, and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the Nominating Record Stockholder, including information on compensation by third parties related to the nomination, (vi) a notarized affidavit executed by such nominee to the effect that, if elected as a member of the Board of Directors, he or she currently intends to serve as a Director for the entire term for which such nominee is standing for election, that he or she is eligible for election as a member of the Board of Directors, and that, if he or she will be named in the Corporation’s proxy statement as a nominee, he or she consents to being named in the proxy statement as a nominee, (vii) a statement whether such nominee, if elected, intends to tender, promptly following such nominee’s election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Director Resignation Policy, (viii) a completed questionnaire executed by the nominee, in a form that has been prepared by the Corporation (including those questionnaires required of all Director candidates pursuant to Section 3.5 and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation, these Bylaws, any law, rule, regulation or national securities exchange listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines), which shall be supplemented promptly upon request by the Corporation, (viii) a reasonably detailed description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the nominee has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such nominee, (ix) a reasonably detailed description of any Voting Commitments (as defined in Section 3.5) and/or any other arrangements or obligations by which the nominee is or will be bound as a Director, and (x) all other information relating to the nominee that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of Directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded; and

(B)as to the Nominating Record Stockholder and any Nominating Stockholder Associated Person, (i) the name and address of record of the Nominating Record Stockholder and any Nominating Stockholder Associated Person, (ii) the class, series and number of shares of the Corporation which are owned beneficially or of record, directly or indirectly, by the Nominating Record Stockholder or any Nominating Stockholder Associated Person (and such notice shall include documentary evidence of each such person’s record and/or beneficial ownership of such stock), (iii) a list of all stockholder proposals and director nominations made by the Nominating Record Stockholder or any Nominating Stockholder Associated Person during the prior ten (10) years, (iv) a list of all litigation filed against the Nominating Record Stockholder or any Nominating Stockholder Associated Person during the prior ten (10) years asserting a breach of fiduciary duty or a breach of loyalty, (v) a representation that the Nominating Record Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a reasonably detailed description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the Nominating Record Stockholder or any Nominating Stockholder Associated Person has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by the Record Stockholder or any Stockholder Associated Person, (vii) a reasonably detailed description of any derivative positions, hedged positions, synthetic or temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions held or beneficially held by the Nominating Record Stockholder or any Nominating Stockholder Associated Person or to which the Nominating Record Stockholder or any Nominating Stockholder Associated Person is a party with respect to any stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Nominating Record Stockholder or any Nominating Stockholder Associated Person with respect to any stock of the Corporation, and (viii) a representation whether the Nominating Record Stockholder or any Nominating Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of the voting power of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by the Nominating Record Stockholder or Nominating Stockholder Associated Person to be sufficient to elect the nominee or nominees proposed to be nominated by the Nominating Record Stockholder (such representation in this clause (viii), a “Nominating Solicitation Statement”).

In the event a special meeting of stockholders is called pursuant to Section 2.2 for the purpose of electing one or more Directors to the Board of Directors, any such stockholder entitled to vote in the election of such Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 3.4(a) shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A Nominating Record Stockholder providing notice of a nomination pursuant to this Section 3.4(a) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4(a) shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting.

(b)Notwithstanding the foregoing provisions of this Section 3.4, unless otherwise required by law or determined by the Board of Directors in its sole discretion, if the Nominating Record Stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be presented for election, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 3.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c)For purposes of these Bylaws, the term “Nominating Stockholder Associated Person” shall include each of the following persons: (i) any beneficial owner or beneficial owners, if different than the Nominating Record Stockholder, on whose behalf the notice of nomination in this Section 3.4 is made, (ii) any person controlling, directly or indirectly, or acting in concert with the Nominating Record Stockholder or such a beneficial owner, (iii) any associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such Nominating Record Stockholder, beneficial owner or person and (iv) any other participant in such solicitation (as described in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act).

(d)Notwithstanding the foregoing provisions of this Section 3.4, a Nominating Record Stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.4.

Section 3.5.  Eligibility to be a Candidate for Election as a Director and to be Seated as a Director.

(a)  To be eligible to be a candidate for election as a Director of the Corporation at an annual or special meeting of stockholders, a candidate must be nominated in the manner prescribed in Section 3.4 and the candidate for nomination, whether nominated by the Board of Directors or a Nominating Record Stockholder, must have previously delivered (not later than the applicable deadline prescribed for delivery of notice under Section 3.4 or in accordance with the time period specified in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and, if applicable, the background of any other person on whose behalf the nomination is being made, and (ii) a written representation and agreement (in a form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a Director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with his or her service or action as a Director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a Director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to Directors and in effect during such person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).  The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination and to determine the independence of such candidate to be an independent Director of the Corporation in accordance with the Exchange Act, applicable national securities exchange rules and the Corporation’s Corporate Governance Principles.

(b)  No candidate shall be eligible for nomination as a Director of the Corporation unless the nomination of such candidate has complied with Section 3.4 and the candidate has complied with this Section 3.5. The chairperson at the meeting of stockholders shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 3.4 and this Section 3.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(c)  Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a Director of the Corporation unless nominated and elected in accordance with Section 3.4 and this Section 3.5.

Section 3.6 Term. Each Director shall hold office until his or her successor is duly elected and qualified, except in the event of the earlier termination of his or her term of office by reason of death, resignation, removal or other reason.

Section 3.7 Resignation and Removal. Any Director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock then entitled to vote in an election of Directors, except as otherwise provided by applicable law.

Section 3.8 Vacancies. Vacancies in the Board of Directors and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. If one or more Directors shall resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned at a future date, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.8.

Each Director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of Directors and until his or her successor shall be elected and qualified.

Section 3.9 Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall be present to constitute a quorum for the transaction of business. A Director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum shall be present.

Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

The affirmative vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.

Section 3.10 Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

Section 3.11 Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purposes the election of officers and the transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place, if any, as may be specified in a notice of the meeting.

Section 3.12 Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, if any, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.13 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place, if any, and purpose of such special meeting, shall be given to each Director.

Section 3.14 Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a Director (i) if mailed to such Director addressed to him or her at his or her address as the same appears on the records of the Corporation, or at the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held, or (ii) if sent to him or her at such address by telegraph, cable, radio or wireless not later than the day before the day on which such meeting is to be held, or (iii) if sent by facsimile transmission or electronic mail, when transmitted to a facsimile number or electronic mail address provided by the director for the purpose of receiving notice not later than the day before the day on which such meeting is to be held, or (iv) if delivered to him or her personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place, if any, of the meeting and the purposes thereof.

Notice of any meeting of the Board of Directors need not be given to any Director if waived by him or her in writing, including by facsimile transmission or electronic mail (or by telegram, cable, radio, or wireless and confirmed in writing), whether before or after the holding of such meeting, or if such Director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all Directors then in office shall be present thereat.

Section 3.15 Committees of Directors. The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.

Except as herein provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

Section 3.16 Powers and Duties of Committees; Quorum and Voting. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws. The Board of Directors may, in the resolution creating a committee, grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.

Unless the Certificate of Incorporation or these Bylaws provide otherwise, at all meetings of a committee of the Board of Directors, a majority of the members of such committee shall be present to constitute a quorum for the transaction of business. The affirmative vote of the majority of the members of the committee present at a meeting of such committee at which a quorum is present shall be the act of such committee unless the Certificate of Incorporation, these Bylaws or the Board of Directors shall require a vote of a greater number.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these Bylaws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.17 Compensation of Directors. Each Director shall be entitled to receive for his or her service as a Director such compensation as is fixed by the Board and in connection therewith shall be reimbursed by the Corporation for travel expenses. The fees to such Directors may be fixed in unequal amounts among them, taking into account their respective relationship to the Corporation in another capacity. These provisions shall not be construed to preclude any Director from receiving compensation for serving the Corporation in any other capacity.

Section 3.18 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

ARTICLE IV

OFFICERS

Section 4.1 Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include a Vice Chairman of the Board, one or more Vice Presidents, and a Chief Financial Officer. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said principal offices except the offices and duties of President and Vice President or of Chairman of the Board or President and Secretary. None of the principal officers need be Directors of the Corporation.

Section 4.2 Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at such annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.

If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

Each principal officer shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.3 Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries, Vice Presidents who are not principal officers pursuant to Section 4.1 and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

Section 4.4 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any Director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.5 Removal of Officers. Any officer of the Corporation may be removed, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the Directors then in office.

Section 4.6 Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the Chief Executive Officer, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.7 Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which he or she is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.8 Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors at which he or she is present. The Chief Executive Officer of the Corporation shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. The Chief Executive Officer also shall have such powers and perform such duties as are specifically imposed on him or her by law and as may be assigned to him or her by the Board of Directors.

Section 4.9 President. The President shall, in the absence of the Chairman of the Board and of the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors at which he or she is present. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors. The President, in the absence or disability of the Chief Executive Officer and upon the direction of the Board of Directors, shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 4.10 Vice President. Each Vice President, if any, shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. Any Vice President may have such additional designation in his or her title as the Board of Directors may determine.

Section 4.11 Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he or she is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 4.12 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 4.13 Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Corporation, unless all or a portion of such duties and responsibilities are assigned to another officer by the Board of Directors, and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Chief Financial Officer shall have all powers and duties usually incident to the office of Chief Financial Officer, except as specifically limited by a resolution of the Board of Directors. The Chief Financial Officer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 4.14 Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety or sureties as the Board of Directors may determine.

ARTICLE V

CAPITAL STOCK

Section 5.1 Stock Certificates; Uncertificated Shares. The shares of capital stock in the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation or its transfer agent or reported lost, stolen or destroyed pursuant to Section 5.7 hereof.

Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.2 Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any of or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

Section 5.3 Stock Ledger. A record of all shares of capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the stockholder in which the shares of capital stock are registered; the number of shares held by such stockholder; the numbers of the certificates covering such shares, if certificated; the date of each such certificate; and in case of certificates which have been cancelled, the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4 Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient and not inconsistent with law, the Certificate of Incorporation or these Bylaws concerning the issuance, transfer and registration of shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks, transfer agents or registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 5.5 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owners of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 5.6 Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been cancelled.

Section 5.7 Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate or uncertificated shares in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock or uncertificated shares in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates or uncertificated shares shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his or her representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate or uncertificated shares. A new certificate or uncertificated shares may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.8 Fixing of Record Dates.

(a) Stockholder Meetings; Adjournments.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) Stockholder Action by Consent.  In order that the Corporation may determine the stockholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 5.8(b)). If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) Distributions, Allotment of Rights, Exercise of Rights, and Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification. The Corporation shall indemnify and advance expenses to any officer, Director, employee or agent to the full extent permitted by its Certificate of Incorporation, these Bylaws or law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words “Corporate Seal, Delaware” in the center. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

Section 7.2 Fiscal Year. The fiscal year of the Corporation shall be from the 1st day of January through the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

Section 7.3 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.4 Execution of Instruments, Contracts, Etc.

(a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by the President or such other officer or officers or person or persons, as the Board of Directors may from time to time designate.

(b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

(c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

Section 7.5 Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VIII

AMENDMENTS

Section 8.1 By Stockholders. These Bylaws may be amended, altered or repealed, or new Bylaws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

Section 8.2 By Directors. To the extent permitted by the Certificate of Incorporation, these Bylaws may be amended, altered or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the whole Board of Directors.

AS AMENDED BY THE BOARD OF DIRECTORS ON JUNE 27, 1994, OCTOBER 12, 2000, OCTOBER 13, 2007, OCTOBER 11, 2011, AND JULY 21, 2020.